Exhibit 10.3.2

AMENDMENT NO. 1
TO
ORDINARY SHARE PURCHASE AGREEMENT
BETWEEN
SILEXION THERAPEUTICS CORP
AND
WHITE LION CAPITAL, LLC

THIS AMENDMENT NO. 1 TO ORDINARY SHARE PURCHASE AGREEMENT (this “Amendment”), effective January 14, 2025 (the “Amendment Effective Date”), is by and between Silexion Therapeutics Corp, a Cayman Islands exempted limited company (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and amends the Ordinary Share Purchase Agreement, dated August 13, 2024, by and between the Company and the Investor (the “Agreement”), to permit the Company to effect sales to the Investor pursuant to Accelerated Purchase Notices (as defined below). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Article II.

Article II of the Agreement is hereby amended by adding Sections 2.2(e) and 2.2(f), which shall read in their entirety as follows:

Section 2.2 (e) Accelerated Purchase Notice.

(e)
Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company may deliver an Accelerated Purchase Notice to the Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall deliver the Purchase Notice Shares, not to exceed the Accelerated Purchase Notice Limit, unless waived by Investor, underlying an Accelerated Purchase Notice as DWAC Shares to the Investor’s Designated Brokerage Account alongside the delivery of the Accelerated Purchase Notice. An Accelerated Purchase Notice shall be deemed delivered on the Business Day that the Investor provides written consent of the acceptance of the Accelerated Purchase Notice (the “Accelerated Purchase Notice Date”). If the Investor does not provide written consent within 15 minutes of the delivery of the Accelerated Purchase Notice, the applicable Accelerated Purchase Notice shall be deemed void unless waived by both the Company and the Investor. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2 of this Agreement and the transactions contemplated herein. Investor shall not consent to accept an Accelerated Purchase Notice received less than one and a half (1.5) hours prior to the close of trading on the Principal Market, unless waived by the Investor in writing.

Section 2.2 (f) Accelerated Purchase Closing

(f)
The Closing of an Accelerated Purchase Notice shall occur one (1) Business Day following the Accelerated Purchase Notice Date (the “Accelerated Purchase Closing Date”); whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the Accelerated Purchase Closing Date, the Accelerated Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company.

The following terms shall be defined as set forth below:

a.	“Accelerated Purchase Closing Date” shall have the meaning specified in Section 2.2(f).

b.	“Accelerated Purchase Investment Amount” shall mean the applicable Purchase Notice Shares referenced in the Accelerated Purchase Notice multiplied by the applicable Accelerated Purchase Price.

c.	“Accelerated Purchase Notice” shall mean the closing of a purchase and sale of shares of Ordinary Shares as described in Section 2.2(e).

d.	“Accelerated Purchase Notice Date” shall have the meaning specified in Section 2.2(e).

e.	“Accelerated Purchase Notice Limit” shall mean five percent (5%) of the Average Daily Trading Volume on the Accelerated Purchase Notice Date.

f.	“Accelerated Purchase Price” shall mean the product of (i) lowest traded price of the Ordinary Shares during the Accelerated Valuation Period and (ii) ninety-nine percent (99%).

g.	“Accelerated Valuation Period” shall mean the two (2) hour period following the Investor’s written confirmation of the acceptance of the applicable Accelerated Purchase Notice by Investor.

The following terms shall be amended and restated as set forth below:

i.
“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto (a “Rapid Purchase Notice Form”), Exhibit B attached hereto (a “Jumbo Purchase Notice Form”), or Exhibit E attached hereto (an “Accelerated Purchase Notice Form”) to the Investor and the Transfer Agent setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

Article V of the Agreement is hereby amended by amending and restating Section 5.1 in its entirety as follows:

Section 5.1 SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, (i) has executed any Short Sales prior to the Effective Date and (ii) will execute any Short Sales during the period from the Effective Date to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale of Ordinary Shares purchased under the applicable Purchase Notice after delivery of the Purchase Notice shall not be deemed a Short Sale. The parties acknowledge and agree that during the Rapid Purchase Notice Date, Accelerated Valuation Period, and the Jumbo Purchase Valuation Period, the Investor may contract for, or otherwise effect, the resale of the subject purchased Purchase Notice Shares to third parties. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

Exhibit A attached hereto shall be added as Exhibit E to the Agreement.

2.          Representations and Warranties. Each of the Investor and the Company represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

3.	Miscellaneous.

(a)	Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b)
This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as set forth in Section 10.1 of the Agreement and the dispute resolution provisions set forth in the Agreement.

(c)
This Amendment may be executed in any number of counterparts and by electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

** signature page follows **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

SILEXION THERAPEUTICS CORP

By:	/s/ Mirit Horenshtein Hadar
Name:	Mirit Horenshtein Hadar
Title:	Chief Financial Officer

WHITE LION CAPITAL, LLC

By:	/s/ Sam Yaffa
Name:	Sam Yaffa
Title:	Managing Partner

EXHIBIT E

FORM OF ACCELERATED PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the Ordinary Share Purchase Agreement, dated as of August 13, 2024 (as amended, the “Agreement”), entered into by and between Silexion Therapeutics Corp, and White Lion Capital, LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Purchase Notice Shares at the Accelerated Purchase Price; and

2) Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

SILEXION THERAPEUTICS CORP

By:
Name:
Title: